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                                  EXHIBIT 11.1

                            LAM RESEARCH CORPORATION
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



                                                  Three Months Ended
                                          (In thousands except per share data)
                                       ---------------------------------------
                                             September 30,       September 30,
                                                 1995                1994
                                         -------   -------   -------   -------
                                                     Fully               Fully
                                         Primary   Diluted   Primary   Diluted
                                         -------   -------   -------   -------
Net income                               $30,467   $30,467   $15,053   $15,053

Add interest expense on convertible
   subordinated debentures, net of
   income tax effect                                   803                 749
                                         -------   -------   -------   -------
                                         $30,467   $31,270   $15,053   $15,802
                                         -------   -------   -------   -------
                                         -------   -------   -------   -------

Average shares outstanding                27,293    27,293    23,660    23,660

Net effect of dilutive
   stock options                           1,107     1,192       840       975

Assumed conversion of convertible
   subordinated debentures                           2,640               2,640
                                         -------   -------   -------   -------
                                          28,400    31,125    24,500    27,275
                                         -------   -------   -------   -------
                                         -------   -------   -------   -------
Net income per share                       $1.07     $1.00     $0.61     $0.58
                                         -------   -------   -------   -------